UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  January 2, 2008
                                               ---------------------------------


                          Pre-Paid Legal Services, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


                                    Oklahoma
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                 (State or Other Jurisdiction of Incorporation)


                 001-09293                               73-1016728
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           (Commission File Number)            (IRS Employer Identification No.)


                   One Pre-Paid Way
                        Ada, OK                             74820
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       (Address of Principal Executive Offices)          (Zip Code)


                                 (580) 436-1234
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





Item 2.02 Results of Operations and Financial Condition
-------------------------------------------------------

     On January 2, 2008, Pre-Paid Legal Services, Inc. (the "Company") issued a press release announcing our membership production and recruiting information for the three months ended December 31, 2007. A copy of the release is included as an exhibit to this report.


Item 9.01 Financial Statements and Exhibits
-------------------------------------------

         The following exhibits are included with this report:

   Exhibit No.                    Description
   -----------                    -----------

       99.1         Company Press Release dated January 2, 2008


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          Pre-Paid Legal Services, Inc.


                          By: /s/ Randy Harp
                             ---------------------------------------
                              Randy Harp, Chief Operating Officer

Date:  January 2, 2008



For Immediate Release                               Company    Steve Williamson
Wednesday, January 2, 2008                          Contact:      (580) 436-1234

             PRE-PAID ANNOUNCES 2007 4th QUARTER & YEAR-END RESULTS 4th Quarter Memberships Up! 4th Quarter Recruiting Up!

ADA, OK, January 2, 2008 - Pre-Paid Legal Services, Inc. (NYSE: PPD), reported new memberships produced and new sales associates enrolled for the fourth quarter and for the year ended December 31, 2007. During the 4th quarter of 2007, new sales associates enrolled increased 2% to 36,029 from the 35,311 enrolled in the 4th quarter of 2006 and new memberships produced increased 7% to 150,100 during the 2007 quarter compared to 139,638 for the 2006 quarter.


For the year  2007,  new sales  associates  enrolled  decreased  14% to  148,802 compared to 172,999 enrolled during 2006 while new memberships produced were 612,096, down slightly from 612,726. Our active memberships increased 2% during 2007 from 1,538,740 to 1,575,802. From the 3rd quarter of 2007 to the 4th quarter of 2007, our active memberships increased by 1,246 memberships.

------------------------------------------------------ --------------------------------------------------------------------------
                                                                   Three Months Ended:            |          Year Ended:        |
New Memberships:                                        12/31/2007      9/30/2007     12/31/2006  |   12/31/2007     12/31/2006 |
----------------                                        ----------      ----------    ----------- |   ----------     ---------- |
New legal service membership sales.................        139,282        145,530        131,628  |      570,637        584,408 |
New "stand-alone" IDT membership sales.............         10,818          8,771          8,010  |       41,459         28,318 |
                                                        ----------      ----------    ----------- |   ----------     ---------- |
Total new membership sales.........................        150,100        154,301        139,638  |      612,096        612,726 |
                                                        ----------      ----------    ----------- |   ----------     ---------- |
New "add-on" IDT membership sales..................         94,945        100,888         88,255  |      381,419        389,157 |
                                                                                                  |                             |
Average Annual Membership fee......................        $321.32        $325.98        $323.54  |      $321.18        $328.36 |
Active Memberships|:                                                                              |                             |
Active legal service memberships at end of period..      1,492,341      1,496,319      1,473,710  |    1,492,341      1,473,710 |
Active "stand-alone" IDT memberships at end of                                                    |                             |
    period (see note below)........................         83,461         78,237         65,030  |       83,461         65,030 |
                                                        ----------      ----------    ----------- |   ----------     ---------- |
Total active memberships at end of period..........      1,575,802      1,574,556      1,538,740  |    1,575,802      1,538,740 |
                                                        ----------      ----------    ----------- |   ----------     ---------- |
Active "add-on" IDT memberships at end of period                                                  |                             |
    (see note below)...............................        631,910        616,919        540,253  |      631,910        540,253 |
New Sales Associates:                                                                             |                             |
New sales associates recruited.....................         36,029         43,555         35,311  |      148,802        172,999 |
                                                                                                  |                             |
Average enrollment fee paid by new sales associates         $48.99         $40.74         $49.47  |       $56.75         $49.69 |
Average Membership fee in force:                                                                  |                             |
Average Annual Membership fee......................        $297.62        $297.52        $293.00  |      $297.62        $293.00 |
                                                                                                  |                             |
---------------------------------------------------------------------------------------------------------------------------------
Note - reflects 5,824 net transfers from "add-on" status to "stand-alone" status during the quarter
---------------------------------------------------------------------------------------------------------------------------------

Our total active membership premium in force increased approximately 4% during 2007 and represents the 15th consecutive year of increasing our membership fees. The membership persistency rate (defined as the number of memberships in force at the end of a 12 month period as a percentage of the total of memberships in force at the beginning of such period, plus new memberships sold during such period) was 73.3% for 2007.

Our fourth quarter 2007 corporate finance focus has again been on share repurchases. During the 4th quarter, we returned $22.9 million to shareholders through the repurchase of 446,682 shares of common stock, at an average per share price of $51.27. Since April 1999, we have returned $362.4 million to shareholders through the purchase of 12.7 million shares, average price of $28.56 per share, and $17.1 million in dividends for a combined total of more than $379 million representing more than 115 percent of our net earnings during the same timeframe. We have reduced the number of shares outstanding by approximately 47% from 23.6 million at March 31, 1999 to 12.4 million today.

We anticipate announcing our 2007 fourth quarter and yearly earnings on February 19, 2008 after the market closes and hosting a conference call to discuss such earnings on February 21, 2008.

About Us - We believe our products are one of a kind, life events legal service plans. Our plans provide for legal service benefits provided through a network of independent law firms across the U.S. and Canada, and include unlimited attorney consultation as well as will preparation, traffic violation defense, automobile-related criminal charges defense, letter writing, document preparation and review and a general trial defense benefit. We have an identity theft restoration product we think is also one of a kind because of the combination of outside vendors and our provider law firms. More information about us and our products can be found at our homepage at http://www.prepaidlegal.com.

Forward-Looking Statements
Statements in this press release, other than purely historical information, regarding our future plans and objectives and expected operating results, dividends and share repurchases and statements of the assumptions underlying such statements, constitute forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934. The forward-looking statements contained herein are based on certain assumptions that may not be correct. They are subject to risks and uncertainties incident to our business that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are described in the reports and statements filed by us with the Securities and Exchange Commission, including (among others) those listed in our Form 10-K, Form 10-Q and Form 8-K, and include the risks that our membership persistency or renewal rates may decline, that we may not be able to continue to grow our memberships and earnings, that we are dependent on the continued active participation of our principal executive officer, that future litigation may have a material adverse effect on us if resolved unfavorably to us, that we could be adversely affected by regulatory developments, that competition could adversely affect us, that we are substantially dependent on our marketing force, that our stock price may be affected by short sellers, that we have been unable to significantly increase our employee group membership sales and that our active premium in force is not indicative of future revenue as a result of changes in active memberships from cancellations and additional membership sales. Please refer to pages 14 and 15 of our 2006 Form 10-K and pages 7 and 8 of our September 30, 2007 Form 10-Q for a more complete description of these risks. We undertake no duty to update any of the forward-looking statements in this release.

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